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                                                                    EXHIBIT 23.1

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated November 21, 1997 pertaining to the Health Care REIT, Inc. Stock Plan for Non-Employee Directors of our report dated January 31, 1997, with respect to the consolidated financial statements and scheduled of Health Care REIT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Toledo, Ohio
November 20, 1997